SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K /A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

October 26, 2015

Date of Report (Date of Earliest Event Reported)

EF Hutton America, Inc.

 (Exact name of registrant as specified in its charter)

Colorado	000-55175	20-8594615
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

77 Water Street, 7th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(212) 742-5000

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 – Non-Reliance on Previously Issued Financial Statements

On September 21, 2015, the Company filed an amendment to their Form 10-K for the year ended December 31, 2014.  Note 6 to the consolidated financial statements contained a valuation for the Company’s intangible assets that was based on the stock price at the time of purchase.   In addition, there was an apparent error in omitting stock compensation expense from the financial statements on the Form 10-Q for the quarterly period ended March 31, 2015.   On October 26, 2015, the Company determined that this valuation was calculated incorrectly and as a result, the financial statements presented in the Form 10-K amendment for the year ended December 31, 2014 , the financial statements presented in the Form 10-Q for the quarter ended March 31, 2015, as originally filed May 21, 2015, and the financial statements presented in the amendments to the Form 10-Q for the quarter ended March 31, 2015, as filed on May 21, 2015 and May 22, 2015, should not be relied upon.  The Company has discussed this matter with Michael F. Albanese, CPA, its independent registered public accounting firm, and is moving forward with correcting these financial statements so that they accurately disclose our financial position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EF Hutton America, Inc.

By:      /s/ Christopher Daniels

Dated:

November 3 , 2015

Christopher Daniels

Chief Executive Officer

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